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                                                                EXHIBIT 99.03

                             JOINT FILING AGREEMENT

        This Agreement dated as of this _____ day of December, 1996 by and among CKE Restaurants, Inc., a Delaware corporation ("CKE"), Fidelity National Financial, Inc., a Delaware corporation ("Fidelity"), William P. Foley II ("Foley"), Carl Leo Karcher ("Karcher"), Stephen Mahood ("Mahood"), William A. Imparato ("Imparato"), Frank P. Willey ("Willey"), C. Thomas Thompson ("Thompson"), Andrew F. Puzder ("Puzder") and Carl A. Strunk ("Strunk") (collectively, the "Reporting Lender Group").


                              W I T N E S S E T H:

        WHEREAS, the Reporting Lender Group may be required to file a statement, and amendments thereto, containing the information required by Schedule 13D pursuant to Section 13(d) of the Securities Exchange Act of 1934 (the
"Exchange Act"), and Rule 13d-1 promulgated thereunder, in connection with the investment activities of the Lender Group with respect to Checkers Drive-In Restaurants, Inc., a Delaware corporation ("Checkers"); and

        WHEREAS, pursuant to Paragraph (f) of Rule 13d-1, the undersigned desire to satisfy any Schedule 13D filing obligation under Rule 13d-1 by a single joint filing.

        NOW, THEREFORE, in consideration of the premises, the undersigned hereto agree as follows:

        1. The undersigned agree that any Statement on Schedule 13D to which this Agreement is attached, and any Amendments to such Statement, are filed on behalf of each one of them.

                This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

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        IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered on the date above indicated.


                                        CKE RESTAURANTS, INC., in its capacity
                                        as a Lender and as the Agent


                                        By: _______________________________
                                            Name:
                                            Title:


                                        FIDELITY NATIONAL FINANCIAL, INC.


                                        By: _______________________________
                                            Name:
                                            Title:


                                        ___________________________________
                                        William P. Foley II


                                        ___________________________________
                                        Carl Leo Karcher


                                        ___________________________________
                                        Stephen Mahood


                                        ___________________________________
                                        William A. Imparato


                                        ___________________________________
                                        Frank P. Willey

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                                                _____________________________
                                                C. Thomas Thompson


                                                _____________________________
                                                Andrew F. Puzder


                                                _____________________________
                                                Carl A. Strunk